UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

IndieMV Media Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50057	98-0461476
(Commission File Number)	(I.R.S. Employer Identification No.)

308 – 1917 West 4th Avenue, Vancouver, BC. V6J 1M7, Canada
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: 778-240-0126

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02   Departure of Directors or Principal  Officers;  Election of Directors; Appointment of Principal Officers

As of April 1, 2009, Andrew Hamilton, sole director and officer tendered his resignation as President, Chief Executive Officer, Treasurer, Secretary, Principal Accounting and Financial Officer of the Company and appointed Michael Quesnel to these offices.  The Company, on April 1, 2009, accepted Mr. Hamilton’s resignation and the appointment of Mr. Quesnel as sole director and officer.

Mr. Quesnel in addition to his obligations with IndieMV Media Group, is self-employed and is owner operator of Jake¹s Trucking, Inc., a private company located in Metro Vancouver, British Columbia. Mr. Quesnels also manages his portfolio of commercial and residential real estate for the purpose of development and rental revenue in the Metro Vancouver.  Previously, Mr. Quesnel established and was owner operator of West Side Hogs and Rods Ltd. for ten years (1995-2005).   West Side Hogs and Rods, a motorcycle sales and repair shop, is still in operation however, Mr. Quesnel does not own or work with the company.  Mr. Quesnel leases the property to the new owners.  Previously Mr. Quesnel was employed with Crown Paper as Sales Representative from 1992 until 1995.

Mr. Quesnel was born in Neepawa Manitoba on Feb. 25, 1967. He graduated from Red River Community College in Winnipeg, Manitoba with Commerce and Industrial Sales and Diploma Degree in 1989. Mr. Quesnel currently resides in Vancouver, BC.

Mr. Quesnel was a director of the publicly reporting and trading company named Jake's Trucking International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 7, 2009	INDIEMV MEDIA GROUP, INC.

	By:	/s/ Michael Quesnel
Michael Quesnel
President and CEO